                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



                              CCFNB Bancorp, Inc.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                                                                  March 30, 2006

Dear CCFNB Stockholder:

You are cordially invited to join us at the 2006 Annual Meeting of Stockholders of CCFNB Bancorp, Inc. (the "Corporation") at the Danville Elks located on Route 11 between Bloomsburg and Danville, Pennsylvania on Wednesday, May 3, 2006 at 10:30 A.M.

Enclosed with this Proxy Statement are your voting instructions and the 2005 Annual Report.

At this meeting, we will vote on the matters described in the Proxy Statement. We know that it is not practical for most stockholders to attend the Annual Meeting in person. In addition, annual meetings are not the most efficient way to communicate with our stockholders. Therefore, we encourage you to submit any questions you may have prior to the annual meeting to allow us time to gather information to adequately answer your questions at the meeting. We also encourage you to visit our website at www.ccfnb.com for up-to-the-moment news about the Corporation. As an alternative, you may call for current news releases via our facsimile on demand service at (570) 387-4017.

Whether or not you plan to attend the Annual Meeting, we strongly encourage you to designate the proxies shown on the enclosed card to vote your shares. Please complete, sign, date and return the enclosed proxy card in the postage pre-paid envelope.

I would like to take this opportunity to remind you that your vote is important.

                                        Sincerely,


                                        /s/ Lance O. Diehl
                                        ----------------------------------------
                                        Lance O. Diehl
                                        President

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:  May 3, 2006
TIME:  10:30 A.M.
PLACE: The Danville Elks
       Located on Route 11 between
       Bloomsburg and Danville, PA

MATTERS TO BE VOTED UPON:

1.   Election of three Class 3 directors to hold office for a three-year term;
     and

2.   Any other matters that may properly come before the meeting.

YOUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE ELECTION OF CLASS 3 DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS.

Stockholders who are holders of record of the Common Stock at the close of business on March 21, 2006, will be entitled to vote at the meeting.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders. If you wish to attend, please indicate your wish by checking the box that appears on the proxy card.

IT WILL BE HELPFUL TO US IF YOU WILL READ THE PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE PROXY CARD, AND THEN VOTE BY FILLING OUT, SIGNING AND DATING THE PROXY CARD AND RETURNING IT BY MAIL IN THE POSTAGE PRE-PAID ENVELOPE.


-------------------------------------
LANCE O. DIEHL                          Bloomsburg, Pennsylvania
President                               March 30, 2006

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------
QUESTIONS AND ANSWERS................................................       1
BOARD OF DIRECTORS...................................................       2
   -Election Of Directors............................................       2
   Committees Of The Board Of Directors Of The Corporation...........       5
   Committees Of The Board Of Directors Of The Bank..................       5
   Board Of Directors' Compensation..................................       6
STOCK OWNERSHIP......................................................       7
   Stock Owned By Directors And Executive Officers...................       7
   Section 16(A) Beneficial Ownership Reporting Compliance...........       7
   Voting Stock Owned By "Beneficial Owner"..........................       7
EXECUTIVE COMPENSATION...............................................       8
   Committee Report On Executive Compensation
      (How We Determine Executive Compensation)......................       9
   Deferred Compensation Agreements..................................      11
   Five-Year Performance Graph.......................................      12
AUDIT COMMITTEE REPORT...............................................      13
INDEPENDENT AUDITORS.................................................      13
   Audit Fees........................................................      14
   Audit Related Fees................................................      14
   Tax Fees..........................................................      14
   All Other Fees....................................................      14
OTHER INFORMATION....................................................      14
   Transactions Involving The Corporation's Directors And
      Executive Officers.............................................      14
   No Significant Legal Proceedings..................................      15
   Other Proposed Action.............................................      15
   Stockholder Proposals For 2007 Annual Meeting.....................      15
   Additional Information Available..................................      15
   How To Contact Our Directors......................................      15

----------
-    Matter to be voted upon.

                              QUESTIONS AND ANSWERS

Q:   WHAT AM I VOTING ON?

A:   One proposal. Item numbers below refer to item numbers on the proxy card.
     Item 1. Election of three Class 3 directors

Q:   WHO CAN VOTE?

A: All stockholders of record at the close of business on March 21, 2006 are entitled to vote. Holders of the Corporation's Common Stock are entitled to one vote per share. Fractional shares, such as those in the dividend reinvestment plan, may not be voted.

Q:   HOW DO I VOTE FOR DIRECTORS?

A: Each share is entitled to cast one vote for each nominee. For example, if you can vote 100 shares, you can cast up to 100 votes for each nominee for director.

Q:   WHO CAN ATTEND THE MEETING?

A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Seating, however, is limited. Please indicate your wish to attend on the proxy card. Everyone must check in at the registration desk at the meeting.

Q:   HOW DO I VOTE?

A: Complete, date, sign and mail the proxy card in the enclosed postage pre-paid envelope. By voting with the proxy card, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions.

Q:   WHAT HAPPENS IF I DO NOT INDICATE MY PREFERENCE FOR ONE OF THE ITEMS?

A: If you do not indicate how you wish to vote for one or more of the nominees for director, the proxies will vote FOR election of all the nominees for Director (Item 1). If you "withhold" your vote for any of the nominees, this will be counted as a vote AGAINST that nominee.

Q:   WHAT IF I VOTE AND THEN CHANGE MY MIND?

A: You can revoke your proxy by writing to us, by voting again via mail, or by attending the meeting and casting your vote in person. Your last vote will be the vote that is counted.

Q:   WHAT CONSTITUTES A QUORUM?

A: As of the record date, March 21, 2006, the Corporation had 1,254,801 shares of Common Stock outstanding. The holders of Common Stock have the right to cast a total of 1,254,801 votes. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast constitutes a quorum for adopting the proposals at the meeting. If you have properly designated the proxies and indicated your voting preferences by mail, you will be considered part of the quorum, and the proxies will vote your shares as you have instructed them. If a broker holding your shares in "street" name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose.

Q:   IS MY VOTE CONFIDENTIAL?

A: Yes. Proxy cards, ballots and voting tabulations that identify individual stockholders are kept confidential except in certain circumstances where it is important to protect the interests of the Corporation and its stockholders. Generally, only the judges of election and the employees of American Stock Transfer & Trust Company processing the votes will have access to your name. They will not disclose your name as the author of any comments you include on the proxy card unless you ask that your name be disclosed to management.

Q:   WHO WILL COUNT THE VOTES?

A: Employees of American Stock Transfer & Trust Company will tabulate the votes and the judges of election will review their tabulation process.

Q:   WHAT SHARES ARE INCLUDED IN THE PROXY CARD?

A: The shares listed on your card sent by the Corporation represent all the shares of Common Stock held in your name (as distinguished from those held in "street" name), including those held in the dividend reinvestment plan. You will receive a separate card or cards from your broker if you hold shares in "street" name.

Q:   WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: It indicates that your shares are held in more than one account, such as two brokerage accounts and registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted. We encourage you to register all of your brokerage accounts in the same name and address for better stockholder service. You may do this by contacting our transfer agent, American Stock Transfer & Trust Company, at 1-800-937-5449.

Q:   HOW MUCH DID THIS PROXY SOLICITATION COST?

A: The Corporation has retained American Stock Transfer & Trust Company to solicit and tabulate proxies from stockholders at an estimated fee of $750.00, plus expenses. (Note that this fee does not include the costs of printing and mailing the proxy statements.) Some of the officers and other employees of the Corporation also may solicit proxies personally, by telephone and by mail. The Corporation will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners of Common Stock.

Q:   WHOM CAN I CALL WITH ANY QUESTIONS?

A: You may call American Stock Transfer & Trust Company at 1-800-937-5449 or visit their website: http://www.amstock.com.

                               BOARD OF DIRECTORS

THIS SECTION GIVES BIOGRAPHICAL INFORMATION ABOUT OUR DIRECTORS AND DESCRIBES THEIR MEMBERSHIP ON BOARD OF DIRECTORS' COMMITTEES, THEIR ATTENDANCE AT MEETINGS AND THEIR COMPENSATION.

                              ELECTION OF DIRECTORS
                              Item 1 on Proxy Card

The Corporation has nine directors who are divided into three classes: three directors are in Class 1; three directors are in Class 2; and three directors are in Class 3. Each director holds office for a three-year term. The terms of the classes are staggered, so that the term of office of one class expires each year.

At this meeting, the stockholders elect three Class 3 directors. Unless you withhold authority to vote for one or more of the nominees, the persons named as proxies intend to vote for the election of the three nominees for Class 3 director. All of the nominees are recommended by the Board of Directors:

                                        Edward L. Campbell
                                        Frank D. Gehrig
                                        Elwood R. Harding, Jr.

All nominees have consented to serve as directors. The Board of Directors has no reason to believe that any of the nominees should be unable to act as a director. However, if any director is unable to stand for re-election, the Board of Directors will designate a substitute. If a substitute nominee is named, the proxies will vote for the election of the substitute.

The following information includes the age of each nominee and current director as of the date of the meeting. All directors of the Corporation are also directors of the bank.

CLASS 1 DIRECTORS WHOSE TERM EXPIRES IN 2008

     ROBERT M. BREWINGTON, JR., 55
     Director since 1996. Owner of Sutliff Motors and Brewington Transportation and a part owner of J&B Rentals (sales and service of cars and trucks; school bus contractor). Mr. Brewington is the brother of Sally Tucker, the bank's Marketing Director.

     WILLARD H. KILE, JR., D.M.D., 51
     Director since 2000. Partner of Kile & Robinson LLC (dentists); Partner of Kile & Kile Real Estate. Mr. Kile is a first cousin to Lance O. Diehl, our President and Chief Executive Officer.

     CHARLES E. LONG, 70
     Director since 1993. Retired. Former President of Long Supply Co., Inc. (a wholesaler and retailer of hardware and masonry products).

CLASS 2 DIRECTORS WHOSE TERM EXPIRES IN 2007

     LANCE O. DIEHL, 40
     Director since 2003. President and Chief Executive Officer of the Corporation and the bank. Former Executive Vice President of Branch Operations and Marketing of the bank. Mr. Diehl is a first cousin to Mr. Kile, a director.

     WILLIAM F. HESS, 72
     Director since 1983. Former Chairman of the Corporation and the bank. Dairy farmer.

     PAUL E. REICHART, 68
     Director since 1983. Chairman and former Vice Chairman of the Corporation and the bank. Former President and Chief Executive Officer of the Corporation and the bank.

CLASS 3 DIRECTORS WHOSE TERM EXPIRES IN 2006 AND NOMINEES FOR CLASS 3 DIRECTORS WHOSE TERM WILL EXPIRE IN 2009

     EDWARD L. CAMPBELL, 67
     Director since 1985. Secretary of the Corporation and the bank. President of ELC Enterprises, Inc. and a partner of Heritage Acres, Christmas tree sales.

     FRANK D. GEHRIG, 60
     Director since 2004. Partner in Accounting Firm of Brewer, Gehrig & Johnson, Certified Public Accountants.

     ELWOOD R. HARDING, JR., 59
     Director since 1984. Vice Chairman of the Corporation and the Bank. Attorney at law and President of Premier Real Estate Settlement Services, Inc. (title insurance).

REQUIRED VOTE

Nominees will be elected who receive a vote equal to a plurality of the shares of stock represented at the meeting. Your Board of Directors recommends a vote FOR the nominees for Class 3 director listed above. Votes withheld for directors will have the same effect as votes against.

NUMBER OF MEETINGS

During 2005, the Corporation's Board of Directors held 10 meetings and the bank's Board of Directors held 24 meetings. All of the Corporation's directors attended 75% or more of all Board of Directors and Committee meetings of the Corporation and the bank during 2005.

                           CCFNB'S NOMINATION PROCESS

     All the independent members of our Board of Directors act as our nomination committee. Messrs. Diehl and Reichart do not participate in this function. All of the other directors meet the independence standards as set forth in Rule 4200(a)(15) of the listing standards for The NASDAQ Stock Market. The principal duties of the nomination committee are:

     -    Evaluation and selection of nominees for the Board of Directors;

     -    Consideration of qualifications for committee membership;

     -    Recommendations for revisions to our Code of Conduct and Ethics; and

     -    Evaluation of the Board of Directors and its committees.

     Whenever a stockholder nominates a person for director or a vacancy occurs, the nomination committee uses the following criteria in making a decision:

     -    Backgrounds and experiences of current directors;

     -    Specific knowledge and experience of a candidate;

     - Specific knowledge-based need, for example, do we need a director with knowledge of the commercial real estate industry?;

     -    Diversified geographies in which our directors live and work;

     -    Number of Board seats - we want an odd number of seats;

     - Whether a candidate has the time available to fully participate in the responsibilities of the Board and its committees; and

     - Whether a candidate holds at least $1,000 in market value of our common stock (a bylaws requirement in order to sit also as a bank director).

     The nomination committee tries to reach a unanimous consensus on a nominee for director.

     If a stockholder desires to nominate a person for director, the stockholder must comply with our bylaws and mail the required information for the candidate to CCFNB Bancorp, Inc. c/o Nomination Committee, 232 East Street, Bloomsburg, PA 17815. The nomination committee has not adopted a written charter.

     The independent directors of the Corporation who meet the independence requirements under appropriate rules of The NASDAQ Stock Market, the Securities and Exchange Commission ("SEC") and applicable bank regulatory agencies, will perform the functions of a nominating and corporate governance committee. The following directors participate in the consideration of director nominations:

     Robert M. Brewington, Jr.
     Edward L. Campbell
     Frank D. Gehrig
     Elwood R. Harding, Jr.
     William F. Hess
     Willard H. Kile, Jr.
     Charles E. Long

             COMMITTEES OF THE BOARD OF DIRECTORS OF THE CORPORATION

     The Audit Committee of the Corporation is composed of the same members as the Audit Committee of the bank. See discussion under the caption: Audit Committee Report. The Audit Committee serves as the Qualified Legal Compliance Committee of the Corporation for purposes of Rule 205 of the SEC.

     The Corporation has no other standing committees. The bank's Human Resource Committee performs the functions for a compensation committee of the Corporation. See the caption "Human Resource Committee Report on Executive Compensation".

                COMMITTEES OF THE BOARD OF DIRECTORS OF THE BANK

                                                              LONG      CREDIT
                             BOARD OF                         RANGE     ADMINI-     HUMAN              ASSET-
NAME                        DIRECTORS   EXECUTIVE   AUDIT   PLANNING   STRATION   RESOURCE   TRUST   LIABILITY
----                        ---------   ---------   -----   --------   --------   --------   -----   ---------
Robert M. Brewington, Jr.      X                     X                                                  X(1)
Edward L. Campbell             X           X                                        X         X(1)
Lance O. Diehl                 X           X                                                  X
Frank D. Gehrig                X                     X        X
Elwood R. Harding, Jr.         X           X                  X(1)                            X         X
William F. Hess                X                                         X(1)       X         X         X
Willard H. Kile, Jr.           X                     X(1)                X
Charles E. Long                X                     X        X          X          X(1)
Paul E. Reichart               X(1)        X(1)               X          X          X         X         X

(1)  Chairman.

EXECUTIVE COMMITTEE

The Executive Committee reviews the operations of the Board of Directors with respect to directors' fees and frequency of Board of Directors' meetings as well as the Corporation's capital structure, stock position and earnings. In addition, the Executive Committee analyzes other management issues and periodically makes recommendations to the Board of Directors based on its findings.

AUDIT COMMITTEE

The Audit Committee is responsible for the review and evaluation of the system of internal controls and corporate compliance with applicable rules, regulations and laws. The Audit Committee meets with outside independent auditors and senior management to review the scope of the internal and external audit engagements, the adequacy of the internal and external auditors, corporate policies to ensure compliance and significant changes in accounting principles. See, "Audit Committee Report".

LONG RANGE PLANNING COMMITTEE

This committee studies the future growth, capital development and corporate structure of the Corporation.

CREDIT ADMINISTRATION COMMITTEE

This committee reviews all new loans, past due loans, loan compliance, loan review and other pertinent matters.

HUMAN RESOURCE COMMITTEE

This committee recommends to the Board of Directors the amount to be considered for contribution to the profit sharing/401K plan and reviews the proposed salary increases of the officers, before they are presented to the Board of Directors for approval. See, "Human Resource Committee Report on Executive Compensation".

TRUST COMMITTEE

This committee is responsible for the oversight of the Trust Department, including the Trust Department investments and operations. Additionally, the committee oversees our third party brokerage firm.

ASSET-LIABILITY COMMITTEE

This committee reviews asset-liability positions and provides support and direction in managing net interest margins and liquidity.

                        BOARD OF DIRECTORS' COMPENSATION

DIRECTORS' FEES

Directors' fees were paid by the bank in 2005 as follows:

Fee for each Board of Directors' meeting attended........................   $475
Fee for each committee meeting attended..................................   $275

The Chairman received a flat fee of $56,000 annually, and the Secretary received an additional fee of $1,500 in 2005. Directors received or deferred, in the aggregate in 2005, $171,800 in fees. Directors of the Corporation are not paid for attendance at the Corporation's Board of Directors meetings. Such meetings usually occur immediately after meetings of the bank's Board of Directors.

DEFERRED COMPENSATION AGREEMENTS FOR DIRECTORS

During 1990, the bank entered into agreements with two directors, specifically Willard H. Kile, Sr. and Elwood R. Harding, Jr., to establish non-qualified deferred compensation plans for each of these directors. In 1994, additional plans were established for these two directors plus another director, specifically Stanley Barchik, who is now deceased. These plans were limited to four-year terms. The bank may, however, enter into subsequent similar plans with its directors. Each of the participating directors deferred the payment to himself of certain director's fees to which he was entitled. Each director's future payment is based upon the cumulative amount of deferred fees together with interest currently accruing thereon at the rate of 8% per annum, subject to change by the Board of Directors. The bank has obtained life insurance (designating the bank as beneficiary) on the lives of certain directors in face amounts which are intended to cover the bank's obligations and related costs under the Director's Deferred Compensation Plan. As of December 31, 2005 and 2004, the net cash value of insurance policies was $448,101 and $407,319, respectively, and the total accrued liability was $210,768 and $212,669, respectively, relating to these directors' deferred compensation agreements.

Beginning in 2003, the directors were given the option of receiving or deferring their directors' fees under a non-qualified deferred compensation plan which allows the director to defer such fees until the year following the expiration of the director's term. Each year, the director has the option of participating for that year. Payments are then made over specified terms under these arrangements up to a ten year period. Interest is to accrue on these deferred fees at a five year certificate of deposit rate, which was 4% in 2005. The current certificate of deposit rate will reset in January 2008. Two directors, specifically Robert M. Brewington, Jr. and Willard H. Kile, Jr., have elected to participate in this program, and the total accrued liability at December 31, 2005 and December 31, 2004 was $73,422 and $41,753, respectively.

                                 STOCK OWNERSHIP

THIS SECTION DESCRIBES HOW MUCH STOCK OUR DIRECTORS AND EXECUTIVE OFFICERS OWN. IT ALSO DESCRIBES THE PERSONS OR ENTITIES THAT OWN MORE THAN 5% OF OUR VOTING STOCK.

            STOCK OWNED BY DIRECTORS AND PRINCIPAL FINANCIAL OFFICER

This table indicates the number of shares of Common Stock owned by the executive officers and directors as of February 28, 2006. The aggregate number of shares owned by all directors and executive officers is 4.97%. Unless otherwise noted, each individual has sole voting and investment power for the shares indicated below.

NAME OF INDIVIDUAL                          AMOUNT AND NATURE OF
OF IDENTITY OF GROUP                       BENEFICIAL OWNERSHIP(1)   PERCENT OF CLASS
--------------------                       -----------------------   ----------------
Robert M. Brewington, Jr                           9,047.414                --
Edward L. Campbell                                 7,528.643                --
Lance O. Diehl                                     1,716.306                --
Frank D. Gehrig                                    2,248.480
Elwood R. Harding, Jr                             15,677.002               1.25%
William F. Hess                                    4,904.889                --
Willard H. Kile, Jr                                5,272.668                --
Virginia D. Kocher                                   391.000                --
Charles E. Long                                    6,700.386                --
Paul E. Reichart                                   8,880.000                --
All Officers and Directors as a group
   (9 directors, 3 nominees, 5 officers,
   10 persons in total)                           62,366.788               4.97%

(1) Includes shares held (a) directly, (b) jointly with a spouse, (c) individually by spouse, (d) by the transfer agent in the Corporation's dividend reinvestment account, (e) in the 401(k) plan, and (f) in various trusts.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Executive officers and directors and "beneficial owners" of more than ten percent of the Common Stock must file initial reports of ownership and reports of changes in ownership with the SEC pursuant to Section 16(a) of the Securities Exchange Act of 1934.

We have reviewed the reports and written representations from the executive officers and directors. The Corporation believes that all filing requirements were met during 2005.

                    VOTING STOCK OWNED BY "BENEFICIAL OWNER"

There are no persons or entities known by the Corporation to own beneficially more than five percent of the Common Stock as of December 31, 2005.

                             EXECUTIVE COMPENSATION

This section of the report contains a table that shows the amounts of compensation earned by our executive officers whose salary and bonus exceeded $100,000 for 2005. The bank makes all payments to the applicable executive officers. This section also contains the performance graph comparing our performance relative to a peer group and the report of our compensation committee on executive compensation explaining compensation philosophy for our most highly paid officers.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION(1)
                                       --------------------------------------
                              FISCAL                            OTHER ANNUAL       ALL OTHER
NAME AND PRINCIPAL POSITION    YEAR    SALARY($)   BONUS($)   COMPENSATION($)   COMPENSATION($)
---------------------------   ------   ---------   --------   ---------------   ---------------
LANCE O. DIEHL                 2005     120,000    3,870(2)      16,422(3)         22,379(4)
PRESIDENT AND CHIEF            2004     110,000    3,517(5)      15,391(6)         20,477(7)
EXECUTIVE OFFICER              2003     100,000    1,883(8)      13,048(9)         15,474(10)

EDWIN A. WENNER                2005     104,000    3,325(2)      4,293(11)         51,418(12)
EXECUTIVE VICE                 2004      95,000    2,975(5)      3,919(13)         47,873(14)
PRESIDENT AND CHIEF
   OPERATING OFFICER           2003      85,000    1,843(8)      3,474(15)         36,767(16)

(1) From January 1, 2003 through December 31, 2005, we did not pay any long-term compensation in the form of stock options, stock appreciation rights, restricted stock or any other long-term compensation, nor did we enter into any long-term incentive plan payments. Accordingly, no such information is presented in the summary compensation table set forth above. No such arrangements are currently in effect.

(2)  Represents a cash bonus representing 3 1/2% of 2004 base salary.

(3) Includes $11,400 as the payment of directors' fees and $5,022 representing the year 2005, 100% up to 3% and 50% up to the next 2% matching contribution to Mr. Diehl's 401K plan.

(4) Includes $19,405 as a payment for a deferred compensation plan; $949 representing car expense; $258 representing cell phone expense; $826 representing cafeteria plan benefits, $266 as annual term insurance premium payments on the life of Mr. Diehl, $600 representing 1/3 partial corporate membership in the Berwick Golf Club and $75 representing Years of Service Award for ten years of employment at CCFNB.

(5)  Represents a cash bonus representing 3 1/2% of 2003 base salary.

(6) Includes $10,800 as the payment of directors' fees and $4,591 representing the year 2004, 100% up to 3% and 50% up to the next 2% matching contribution to Mr. Diehl's 401K plan.

(7) Includes $16,047 as a payment for a deferred compensation plan; $678 representing car expense; $403 representing cell phone expense; $758 representing cafeteria plan benefits, $2,356 representing a Berwick Golf Club membership and $235 as annual term insurance premium payments on the life of Mr. Diehl.

(8)  Represents a cash bonus representing 2 1/2% of 2002 base salary.

(9) Includes $8,925 as the payment of directors' fees and $4,123 representing the year 2003, 100% up to 3% and 50% up to the next 2% matching contribution to Mr. Diehl's 401K plan.

(10) Includes $11,099 as a payment for a deferred compensation plan; $711 representing car expense; $420 representing cell phone expense; $661 representing cafeteria plan benefits, $2,356 representing a Berwick Golf Club membership and $227 as annual term insurance premium payments on the life of Mr. Diehl.

(11) Represents the year 2005, 100% up to 3% and 50% up to the next 2% matching contribution to Mr. Wenner's 401K plan.

(12) Includes $40,578 as a payment for a deferred compensation plan; $259 representing cell phone expense; $7,511 representing cafeteria plan benefits, $600 representing 1/3 partial corporate membership in the Berwick Golf Club and $2,470 as annual term insurance premium payments on the life of Mr. Wenner.

(13) Represents the year 2004, 100% up to 3% and 50% up to the next 2% matching contribution to Mr. Wenner's 401K plan.

(14) Includes $35,174 as a payment for a deferred compensation plan; $408 representing cell phone expense; $8,008 representing cafeteria plan benefits, $2,356 representing a Berwick Golf Club membership and $1,927 as annual term insurance premium payments on the life of Mr. Wenner.

(15) Represents the year 2003, 100% up to 3% and 50% up to the next 2% matching contribution to Mr. Wenner's 401K plan.

(16) Includes $24,328 as a payment for a deferred compensation plan; $420 representing cell phone expense, $8,410 representing cafeteria plan benefits, $2,356 representing a Berwick Golf Club membership and $1,253 as annual term insurance premium payments on the life of Mr. Wenner.

                               COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION
                    (HOW WE DETERMINE EXECUTIVE COMPENSATION)

COMPOSITION OF COMMITTEE

     All of our independent directors deem executive compensation to be very important to the overall development and performance of the company, so they decided to sit as our committee on executive compensation. Mr. Diehl, the President and Chief Executive Officer, and Mr. Reichart, the Chairman, do not participate in discussions and decisions concerning their performance and compensation. All of our other directors meet the independence standards contained in Rule 4200(a)(15) of the listing rules for The NASDAQ Stock Market.

     In addition to this committee on executive compensation, the bank has a Human Resource Committee comprised of four of our directors, who also serve as directors of the bank. One of those directors is Mr. Reichart, who is also the Chairman of the bank. The bank's Human Resource Committee discusses and reviews evaluations of all management positions within the bank, except for Messrs Reichart, the Chairman, Diehl, the President and Chief Executive Officer, and Wenner, the Executive Vice President and Chief Operating Officer. The compensation committee on executive compensation is solely responsible for the compensation decisions involving the latter three officers.

OBJECTIVES OF EXECUTIVE COMPENSATION

     Our executive compensation policy aims to:

               - Link the executive's goals with your interests as stockholders;

               - Support our strategic business plan and long-term development;

               - Tie a portion of the executive's compensation to our overall performance; and

               -    Attract and retain talented management.

TYPE OF COMPENSATION

     We utilize annual compensation which includes salary, bonus and contributions to our 401K profit sharing plan. We award bonuses based upon the bank's performance as a whole and may award bonuses based on the specific executive's performance.

     We do not have a long-term compensation program based upon the award of stock options and restricted stock or other long-term incentive awards. However, we do have long-term compensation agreements. See the discussion of these agreements elsewhere in this proxy statement. We may consider the award of stock options in the future.

FACTORS CONSIDERED IN DETERMINING COMPENSATION

     Our committee on executive compensation wants the compensation of an executive to be competitive with other commercial banking institutions doing business in similar markets. Each year, our compensation committee on executive compensation and the bank's Human Resources Committee reviews a report from an outside consultant that delineates compensation at peer group banking companies; discusses such report as well as the performance and compatibility to the position with each executive; and takes into consideration recommendations by such executives supervisory officers or by members of the Board of Directors for the senior most executives. The total executive compensation for Mr. Diehl places his compensation below the average of the peer group and for Mr. Wenner above the average of the peer group. Mr. Reichart's compensation is based upon his vast experience in the banking industry as well as a survey of the compensation afforded to his position at local banking organizations in our market area. All of these factors are taken into consideration in the determination of the compensation of the executives as a group and of the officers individually.

ANNUAL COMPENSATION

     Annual compensation for our senior executives includes salary, any bonus and contribution to his 401K profit sharing plan. This is similar to the compensation programs for most of our peer group banking companies.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Mr. Diehl received total compensation of $162,671 in the year 2005. Please refer to the Summary Compensation Table on page 8 for more details.

     We established the following 2006 compensation package for Mr. Diehl:
Annual salary to be paid is $135,000, and we expect the other payment and benefits described in the Summary Compensation Table to remain comparable in 2006 as in 2005. The Deferred Compensation amount is expected to increase approximately $731 in 2006.

CHIEF OPERATING OFFICER COMPENSATION

     Mr. Wenner received total compensation of $163,036 in the year 2005. Please refer to the Summary Compensation Table on page 8 for more details.

     We established the following 2006 compensation package for Mr. Wenner:
Annual salary to be paid is $115,000, and we expect the other payment and benefits described in the Summary Compensation Table to remain comparable in 2006 as in 2005. The Deferred Compensation amount is expected to increase approximately $2,400 in 2006.

OTHER FACTORS THAT INFLUENCED COMPENSATION

     Our Compensation Committee considered that Mr. Diehl has worked for the bank for a total of 12 years and has 18 years experience in the financial services industry. Mr. Diehl is a magna cum laude graduate of Bloomsburg University, receiving a Bachelor of Science in Business Administration; holds a Masters in Business Administration from Lehigh University; and is a graduate of the Stonier Graduate School of Banking.

     Mr. Wenner has been employed at CCFNB since May 1974. During this time, he has held duties as Teller, Technology Director, Internal Auditor, Loan Officer, Community Office Manager, Credit Administrator, Vice President, Senior Vice President and his present position of Executive Vice President and Chief Operating Officer. In his present capacity, Mr. Wenner has direct supervision over areas which include accounting, data deposit operations, information technology, human resources, training, compliance, security, credit administration and branch administration.

                                        Committee on Executive Compensation

                                        Robert M. Brewington, Jr.
                                        Edward L. Campbell
                                        Frank D. Gehrig
                                        Elwood R. Harding, Jr.
                                        William F. Hess
                                        Willard H. Kile, Jr.
                                        Charles E. Long

                        DEFERRED COMPENSATION AGREEMENTS

In 1992, the bank entered into agreements with two executive officers, Paul E. Reichart and J. Jan Girton, to establish non-qualified deferred compensation plans. Each officer deferred compensation in order to participate in this Deferred Compensation Plan. If the officer continued to serve as an officer of the bank until he attained 65 years of age, the bank agreed to pay him 120 consecutive monthly payments commencing on the first day of the month following that officer's 65th birthday. Each officer's monthly payment is based upon the future value of life insurance purchased with the compensation the officer has deferred. The bank has obtained life insurance (designating the bank as the beneficiary) on the life of each of these officers in an amount which is intended to cover the bank's obligations under this Deferred Compensation Plan, based upon certain actuarial assumptions.

During 2002, these agreements with the two executive officers, Paul E. Reichart and J. Jan Girton, were modified. Mr. Reichart will receive monthly payments of $1,875 for 120 consecutive months commencing in February 2003, and Mr. Girton will receive monthly payments of $1,458.33 for 120 consecutive months commencing in April 2003. Mr. Girton's agreement will also provide post employment health care benefits to him until the attainment of age 65. As of December 31, 2005 and 2004, the net cash values of insurance policies were $370,986 and $344,936, respectively. The total accrued liability, equal to the present value of these obligations, was $241,772 and $269,418, respectively. The accrued liability related to the post employment health care benefit was $1,451 and $9,024 as of December 31, 2005 and 2004, respectively. Mr. Reichart is the former President and Chief Executive Officer of the bank and currently the Chairman of the Board. Mr. Girton served in the capacity of Chief Operating Officer and Executive Vice President and retired in 2003.

In April 2003, the bank entered into non-qualified deferred compensation agreements with three additional officers, Lance O. Diehl, Edwin A. Wenner and Jacob S. Trump, to provide supplemental retirement benefits commencing with these officer's retirement and ending 15 years thereafter. The deferred compensation expense related to these agreements for the year ended December 31, 2005 was $91,507 and the total accrued liability as of December 31, 2005 and December 31, 2004 was $226,348 and $134,841, respectively. Mr. Diehl is currently the President and Chief Executive Officer. Mr. Wenner is currently the Executive Vice President and Chief Operating Officer. Mr. Trump is currently the Senior Vice President of Financial Planning.

                           FIVE-YEAR PERFORMANCE GRAPH

The following graph and table compare the cumulative total stockholder return on our Common Stock during the five-year period ending on December 31, 2005, with the cumulative total return on the SNL Securities Corporate Performance Index
(1) for 35 publicly-traded banks with under $250 million in total assets in the United States of America, and the cumulative total return for all United States stocks traded on the NASDAQ Stock Market. The comparison assumes the value of the investment in our Common Stock and each index was $100 on December 31, 2000, and assumes further the reinvestment of dividends into the applicable securities. The stockholder return shown on the graph and table below is not necessarily indicative of future performance.

                           CCFNB BANCORP, INCORPORATED

                            Total Return Performance

                               (PERFORMANCE GRAPH)

                                                       PERIOD ENDING
                              ---------------------------------------------------------------
INDEX                         12/31/00   12/31/01   12/31/02   12/31/03   12/31/04   12/31/05
-----                         --------   --------   --------   --------   --------   --------
CCFNB Bancorp, Incorporated    100.00     143.65     153.34     185.01     182.77     197.44
NASDAQ Composite               100.00      79.18      54.44      82.09      89.59      91.54
SNL <$250M Bank Index          100.00     124.68     153.22     231.70     286.49     298.88

SOURCE : SNL FINANCIAL LC, CHARLOTTESVILLE, VA                    (434) 977-1600

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.

D.   The index level for all series was set to $100 on 12/31/00.

(1) SNL Securities is a research and publishing firm specializing in the collection and dissemination of data on the banking, thrift and financial services industries.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is made up of the following directors: Willard H. Kile, Jr. (Chairman), Robert M. Brewington, Jr., Frank D. Gehrig and Charles E. Long. For more background information on these directors, see "Board of Directors." The Audit Committee operates pursuant to a charter. A stockholder can request, in writing without charge, a copy of the audit committee charter, by contacting Virginia D. Kocher, Treasurer, CCFNB Bancorp, Inc., 232 East Street, Bloomsburg, PA 17815.

     The Audit Committee is composed of four Directors each of whom meets the independence standards contained in Rule 4200(a)(15) of the listing rules for The NASDAQ Stock Market. The Audit Committee membership currently does not include an individual who satisfies the literal and exact definition of a "financial expert", as promulgated by the SEC. Our Board considers each member of the Audit Committee to be financially literate and several members have significant "financial" qualifications. These qualifications in total however are not those specifically required by the SEC in order to qualify as a "financial expert". The Board has reviewed the qualifications of the Audit Committee and is satisfied that the current membership is more than sufficiently qualified to carry out its responsibilities. In addition, the Audit Committee is independently empowered to engage consultants and experts should it feel necessary to do so to gain additional expertise on a given matter. The Board is continuing to review its composition and may look to add to its membership in the future an individual who satisfies the strict definition of a "financial expert".

     The Audit Committee, on behalf of the Board, oversees the Corporation's financial reporting process. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements and the footnotes to these statements in the Corporation's fiscal year 2005 Annual Report to Shareholders and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Corporation's external auditors are responsible for expressing an opinion on the conformity of the Corporation's audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with the external auditors their judgments as to the quality, not just the acceptability, of the Corporation's accounting principles and such other matters as are required to be discussed by the Audit Committee with the Corporation's external auditors under generally accepted auditing standards. The Corporation's external auditors have expressed the opinion that the Corporation's audited financial statements conform to generally accepted accounting principles.

     The Audit Committee discussed with the external auditors their independence from management and the Corporation, and received the written disclosures concerning the external auditors' independence required by the Independence Standards Board to be made by the external auditors to the Corporation.

     Over the past year, the Audit Committee discussed with the Corporation's external auditors the overall scope and plans for their respective audits. The Audit Committee met with the external and internal auditors to discuss the results of their examinations, their evaluations of the Corporation's internal controls and the overall quality of the Corporation's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, to be filed with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors the selection of J.H. Williams & Co., LLP, Certified Public Accountants, to serve as the Corporation's external auditors for the year ending December 31, 2006.

     Submitted by the members of the Audit Committee:

          Willard H. Kile, Jr., Board Member and Committee Chair
          Robert M. Brewington, Jr., Board Member
          Frank D. Gehrig, Board Member
          Charles E. Long, Board Member

                              INDEPENDENT AUDITORS

J. H. Williams & Co., LLP, Certified Public Accountants, have audited the consolidated financial statements of the Corporation and the bank for many years, and the Board of Directors has appointed them for 2006. The firm has no relationship with the Corporation except for the existing professional relationship as Certified Public Accountants. The Audit Committee and the Board of Directors believe that J. H. Williams & Co., LLP's long-term knowledge of the Corporation and the bank is valuable to the Corporation. Representatives of J.
H. Williams & Co., LLP have direct access to members of the Audit Committee and regularly attend their meetings.

A representative of J. H. Williams & Co., LLP will attend the Annual Meeting and will have the opportunity to make a statement if he desires to do so. This representative will also be available to respond to appropriate questions.

AUDIT FEES

     J. H. Williams & Co., LLP, billed the Corporation $67,000, in 2005, for services rendered for the audit of the Corporation's annual financial statements for the year ended December 31, 2005 and the reviews of the financial statements included in the Corporation's reports on SEC Form 10-Q for the quarters ended March 31, June 30 and September 30, 2005.

AUDIT RELATED FEES

     J. H. Williams & Co., LLP, billed the Corporation $10,250, in 2005, for the performance of agreed upon procedures with respect to the trust department ($6,300) and the retail sales of non-deposit investment products of the bank ($3,950).

TAX FEES

     J. H. Williams & Co., LLP, billed the Corporation $5,800, in 2005, for tax compliance, tax advice and tax planning.

ALL OTHER FEES

     J. H. Williams & Co., LLP billed the Corporation $0 in 2005, for other services rendered.

     All such services that were performed by J. H. Williams & Co., LLP were done by permanent, full-time employees and partners of such firm.

     The Audit Committee considered whether the provision of the services rendered above was compatible with maintaining the independence of J. H. Williams & Co., LLP as the independent outside auditors. The Audit Committee concluded that the independence of such firm was maintained.

                                OTHER INFORMATION

THIS SECTION SETS OUT OTHER INFORMATION YOU SHOULD KNOW BEFORE YOU VOTE.

                    TRANSACTIONS INVOLVING THE CORPORATION'S
                        DIRECTORS AND EXECUTIVE OFFICERS

The Corporation encourages its directors and executive officers to have banking and financial transactions with the bank. All of these transactions are made on comparable terms and with similar interest rates as those prevailing for other customers.

The total consolidated loans made by the bank at December 31, 2005, to its directors and officers as a group, members of their immediate families and companies in which they have a 10% or more ownership interest was $4,689,662 or approximately 16.16% of the Corporation's total consolidated capital accounts. The largest amount for all of these loans in 2005 was $4,751,699 or approximately 16.38% of the Corporation's total consolidated capital accounts. These loans did not involve more than the normal risk of collectibility nor did they present other unfavorable features.

                        NO SIGNIFICANT LEGAL PROCEEDINGS

The Corporation and the bank are not parties to any legal proceedings that could have any significant effect upon the Corporation's financial condition or income. In addition, the Corporation and the bank are not parties to any legal proceedings under federal and state environmental laws.

                              OTHER PROPOSED ACTION

The Board of Directors is not aware of any other matters to be presented at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

                  STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholder proposals for the 2007 Annual Meeting must be received by November 30, 2006 to be considered for inclusion in the Corporation's 2007 Proxy Statement. Stockholder proposals for the 2007 Annual Meeting for which the proponents do not desire them to be included in the 2007 Proxy Statement must be received by February 13, 2007. Such proposals should be addressed to the Secretary.

                        ADDITIONAL INFORMATION AVAILABLE

A COPY OF THE ANNUAL DISCLOSURE STATEMENT OF COLUMBIA COUNTY FARMERS NATIONAL BANK MAY ALSO BE OBTAINED, AT NO COST, FROM MS. VIRGINIA D. KOCHER, TREASURER, CCFNB BANCORP, INC., 232 EAST STREET, BLOOMSBURG, PA 17815; TELEPHONE: (570) 387-4016.

CERTAIN SEC FILINGS FOR CCFNB BANCORP, INC. CAN BE ACCESSED ON THE WEB AT WWW.CCFNB.COM UNDER THE "ABOUT OUR BANK" AND "CONTACT US" LINKS. ALL SEC FILINGS FOR CCFNB BANCORP, INC. CAN BE ACCESSED ON THE WEB BY VIEWING A "DETAILED" STOCK QUOTE, USING THE SYMBOL CCFN, AND THEN VIEWING SEC FILINGS UNDER THE RESEARCH HEADING.

                          HOW TO CONTACT OUR DIRECTORS

SHAREHOLDERS WHO ARE INTERESTED IN COMMUNICATING WITH OUR INDEPENDENT DIRECTORS CAN DO SO BY WRITING A LETTER TO THAT INDEPENDENT DIRECTOR, C/O CCFNB BANCORP, INC., 232 EAST STREET, BLOOMSBURG, PA 17815.

By order of the Board of Directors


/s/ Lance O. Diehl
-------------------------------------
Lance O. Diehl
President

Bloomsburg, Pennsylvania
March 30, 2006

                               CCFNB BANCORP, INC.
                                      PROXY

              ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 3, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby constitutes and appoints Elaine M. Edwards and Dean
R. Kelchner and each and any of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of CCFNB Bancorp, Inc. (the "Corporation") that the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Danville Elks, located on Route 11 between Bloomsburg and Danville, PA, on Wednesday, May 3, 2006 at 10:30 A.M., prevailing time, and at any adjournment or postponement thereof as follows:

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                               CCFNB BANCORP, INC.

                                   MAY 3, 2006

                           Please date, sign and mail
                             your proxy card in the
                            envelope provided as soon
                                  as possible.

     Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE                                 [X]

1.   ELECTION OF CLASS 3 DIRECTORS TO SERVE FOR A THREE-YEAR TERM:

                                NOMINEES:

[ ]  FOR ALL NOMINEES           ( )    Edward L. Campbell

                                ( )    Frank D. Gehrig

                                ( )    Elwood R. Harding, Jr.

[ ]  WITHHOLD AUTHORITY
     FOR ALL NOMINEES

[ ]  FOR ALL EXCEPT
     (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (X)

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES.

THIS PROXY MUST BE DATED, SIGNED BY THE SHAREHOLDER(S) AND RETURNED PROMPTLY TO THE TRANSFER AGENT IN THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and     [ ]
indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

YES, I(WE) PLAN TO ATTEND THE ANNUAL MEETING.                                [ ]

INSERT NUMBER ATTENDING: ________


-------------------------------------   ----------------------------------------
Signature of Shareholder                Signature of Shareholder

Date:                                   Date:
      -------------------------------         ----------------------------------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

NOTICE OF 2006
ANNUAL MEETING
OF STOCKHOLDERS
AND PROXY STATEMENT

                     PLEASE COMPLETE, SIGN, DATE AND RETURN
                               YOUR PROXY PROMPTLY

                                                     Wednesday, May 3, 2006
                                                     10:30 A.M.
                                                     The Danville Elks
                                                     Located on Route 11 between
                                                     Bloomsburg and Danville
                                                     Pennsylvania